EXHIBIT 23




                       CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated January 24, 2000 relating to the financial statements, which appears in the 1999 Annual Report to Shareholders of Ford Motor Company, which is incorporated by reference in Ford Motor Company's Annual Report on Form 10-K for the year ended December 31, 1999. We also consent to the incorporation by reference of our report dated January 24, 2000 relating to the financial schedule, which appears in such Annual Report on Form 10-K.


/s/PricewaterhouseCoopers LLP

PricewaterhouseCoopers LLP

Detroit, Michigan
June 27, 2000